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                                 EXHIBIT 10.11


                               AMENDMENT NO. 4 TO
                           PARENT SERVICES AGREEMENT
                           -------------------------


     This Amendment No. 4 to Parent Services Agreement ("Fourth Amendment"), dated August 17, 1993, is entered into by and between Showboat, Inc., a Nevada corporation ("SBO"), and Atlantic City Showboat, Inc., a New Jersey corporation ("ACSI").

                            BACKGROUND OF AGREEMENT

A. SBO and ACSI are parties to a certain Parent Services Agreement dated November 1985, as modified by Amendment No. 1 to Parent Services Agreement dated as of February 1, 1987, Amendment No. 2 to Parent Services Agreement dated as of December 31, 1990, and Amendment No. 3 to Parent Services Agreement dated as of May 8, 1991 (collectively, the "Parent Services Agreement").

B. The previous amendments to the Parent Services Agreement were made necessary, in large part, as a result of the issuance by Ocean Showboat Finance Corporation ("OSFC"), a New Jersey corporation, or $180 million principal amount of 11 3/8% Mortgage-Backed Bonds due 2002 ("OSFC Bonds") pursuant to an Indenture dated as of March 15, 1987 by and among OSFC, an Issuer, Ocean Showboat, Inc., as Guarantor, and First Fidelity Bank, N.A., New Jersey, as Trustee.
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C.   SBO sold $275 million principal amount of 9 1/4% First Mortgage Bonds due
     2008 on May 11, 1993 (the "Bond Offering"). SBO used a portion of the proceeds of the Bond Offering to redeem all of the outstanding OSFC Bonds, the result of which was to terminate all obligations of all parties pursuant to the Indenture for the OSFC Bonds and any other documents related to the Indenture.

D. SBO and ACSI desire to amend the Parent Services Agreement by deleting in their entirety Amendments No. 1, 2 and 3 to the Parent Services Agreement following approval by the New Jersey Casino Control Commission.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, SBO and ACSI agree as follows:

     1. Terms no otherwise defined herein shall have the meaning ascribed such terms in the Parent Services Agreement. Except as provided herein, all other terms, provisions, rights and obligations of SBO to perform Services in accordance with the Parent Services Agreement, shall continue.

     2. Effective upon the approval of this Fourth Amendment by the New Jersey Casino Control Commission ("Commission"), all provisions of the following amendments to the Parent Services Agreement shall be deleted in their entirety:

          A.   Amendment No. 1 to Parent Services Agreement.

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          B.  Amendment No. 2 to Parent Services Agreement.

          C.   Amendment No. 3 to Parent Services Agreement.

     3. Paragraph 3 of the Parent Services Agreement is hereby deleted in its entirety and replaced with the following:
          3.  Consideration.  In consideration of SBO's furnishing the Services
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          and granting the License, ACSI shall pay to SBO a fee ("Fee") equal to
          5 percent (5%) of gross revenues. The Fee shall be paid monthly, not later than 30 days after the end of each calendar month.

     4. Paragraph 4 of the Parent Services Agreement is hereby deleted in its entirety and replaced with the following:
          4.  Term.  This Agreement shall continue in effect for ten (10) years,
              ----
          unless and until terminated by either party upon not less than 90 days' prior written notice to the other party.

     5. Paragraph 5 of the Parent Services Agreement is hereby deleted in its entirety and replaced with the following:
          5.  Amendments.  This Agreement may be amended only by an instrument
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          in writing duly executed by the parties hereto.

     6. Paragraph 6.5 of the Parent Services Agreement is hereby deleted in its entirety and replaced with the following:

          6.5  Third Parties.  This Agreement shall in no way impose any
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          obligation to third parties, and ACSI agrees to indemnify SBO against and hold it harmless from any and all liabilities, fees or expenses, including

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          reasonable attorneys' fees, SBO may incur in the event any such obligation is sought to be imposed against SBO.

     7. Paragraph 6.6 of the Parent Services Agreement is amended by deleting therefrom the reference to and address for Carteret Savings and Loan Association.

     8. The parties affirm that the intent of this Fourth Amendment is to restore the Parent Services Agreement to its original form, as amended only by this Amendment No. 4 to Parent Services Agreement, and to rescind and terminate all provisions of Amendments No. 1, 2, and 3 to the Parent Services Agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 4 to Parent Services Agreement to be executed in their respective corporate names by their duly authorized officers as of the date indicated above.

ATLANTIC CITY SHOWBOAT, INC.


By:/s/ J.K. Houssels, III
   ---------------------------
   J.K. Houssels, III
   President & Chief Executive
   Officer


SHOWBOAT, INC.


By:/s/ J.K. Houssels
   ---------------------------
   J.K. Houssels
   President & Chief Executive
   Officer

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